EXHIBIT 99.1

ServisFirst Bancshares, Inc. Announces Results for Second Quarter of 2026

BIRMINGHAM, Ala., July 20, 2026 (GLOBE NEWSWIRE) -- ServisFirst Bancshares, Inc. (NYSE: SFBS), today announced earnings and operating results for the quarter ended June 30, 2026.

Second Quarter 2026 Highlights:

  Diluted earnings per share of $1.57 for the quarter, up 40% from the second quarter of 2025, and up 30% from adjusted diluted earnings per share in the second quarter of 2025*.
  Loans grew $533 million, or 15% annualized, during the quarter.
  Net interest margin of 3.63%, up 10 basis points from the first quarter of 2026 and up 53 basis points from the second quarter of 2025.
  Book value per share of $36.19, up 14.8% year-over-year.
  Efficiency ratio under 30%, down from 33% in the second quarter of 2025.
  Adjusted return on average common stockholders’ equity* increased from 15.68% to 17.71% year-over-year.
  Cost of interest-bearing deposits of 2.80%, down 53 basis points from the second quarter of 2025.
  Deposits grew $686 million, or 5%, from the second quarter of 2025.
  Liquidity remains strong with $1.46 billion in cash and cash equivalents, equaling 8% of our total assets, and no FHLB advances or brokered deposits.
  Consolidated common equity tier 1 capital to risk-weighted assets increased from 11.38% in the second quarter of 2025 to 11.83% in the second quarter of 2026.

Tom Broughton, Chairman, President, and CEO, said, “We were pleased with the strong loan growth in the quarter and the positive momentum in virtually all our markets for growth with our loan pipeline at record levels.”

David Sparacio, CFO, said, “Net Income growth of 30% year-over-year, while maintaining an efficiency ratio below 30%, along with continued improvement in our net interest margin resulted in superior performance, as we have historically delivered.”

* This press release includes certain non-GAAP financial measures: adjusted net income, adjusted net income available to common stockholders, adjusted diluted earnings per share, adjusted return on average assets, adjusted return on average common stockholders’ equity, adjusted efficiency ratio, tangible common stockholders' equity, total tangible assets, tangible book value per share, tangible common equity to total tangible assets, adjusted net interest income, adjusted non-interest income, and adjusted non-interest expense. Please see “GAAP Reconciliation and Management Explanation of Non-GAAP Financial Measures.”

FINANCIAL SUMMARY (UNAUDITED)
(in Thousands except share and per share amounts)	Period Ending June 30, 2026	Period Ending March 31, 2026	% Change From Period Ending March 31, 2026 to Period Ending June 30, 2026	Period Ending June 30, 2025	% Change From Period Ending June 30, 2025 to Period Ending June 30, 2026
QUARTERLY OPERATING RESULTS
Net Income	$85,793	$82,971	3.4%	$61,424	39.7%
Net Income Available to Common Stockholders	$85,762	$82,971	3.4%	$61,393	39.7%
Diluted Earnings Per Share	$1.57	$1.52	3.3%	$1.12	40.2%
Return on Average Assets	1.91%	1.89%		1.40%
Return on Average Common Stockholders' Equity	17.71%	17.91%		14.56%
Average Diluted Shares Outstanding	54,702,886	54,695,017		54,664,480

Adjusted Net Income, net of tax*	$85,793	$82,971	3.4%	$66,133	29.7%
Adjusted Net Income Available to Common
Stockholders, net of tax*	$85,762	$82,971	3.4%	$66,102	29.7%
Adjusted Diluted Earnings Per Share, net of tax*	$1.57	$1.52	3.3%	$1.21	29.8%
Adjusted Return on Average Assets, net of tax*	1.91%	1.89%		1.50%
Adjusted Return on Average Common
Stockholders' Equity, net of tax*	17.71%	17.91%		15.68%

YEAR-TO-DATE OPERATING RESULTS
Net Income	$168,764			$124,648	35.4%
Net Income Available to Common Stockholders	$168,733			$124,617	35.4%
Diluted Earnings Per Share	$3.09			$2.28	35.1%
Return on Average Assets	1.90%			1.42%
Return on Average Common Stockholders' Equity	17.81%			15.08%
Average Diluted Shares Outstanding	54,698,973			54,660,577

Adjusted Net Income, net of tax*	$168,764			$129,357	30.5%
Adjusted Net Income Available to Common
Stockholders, net of tax*	$168,733			$129,326	30.5%
Adjusted Diluted Earnings Per Share, net of tax*	$3.09			$2.36	30.6%
Adjusted Return on Average Assets, net of tax*	1.90%			1.48%
Adjusted Return on Average Common
Stockholders' Equity, net of tax*	17.81%			15.65%

BALANCE SHEET
Total Assets	$18,345,498	$18,171,287	1.0%	$17,378,628	5.6%
Loans	14,478,489	13,945,913	3.8%	13,232,560	9.4%
Non-interest-bearing Demand Deposits	2,995,402	2,836,622	5.6%	2,632,058	13.8%
Total Deposits	14,548,730	14,486,364	0.4%	13,862,319	5.0%
Stockholders' Equity	1,978,418	1,912,537	3.4%	1,721,783	14.9%

DETAILED FINANCIALS

ServisFirst Bancshares, Inc. reported net income and net income available to common stockholders of $85.8 million for the quarter ended June 30, 2026, compared to $61.4 million for the second quarter of 2025. Basic and diluted earnings per common share were both $1.57 in the second quarter of 2026, compared to $1.52 in the first quarter of 2026 and $1.12 in the second quarter of 2025. The prior-year quarter adjusted diluted earnings per share was $1.21.

Annualized return on average assets was 1.91% and annualized return on average common stockholders’ equity was 17.71% for the second quarter of 2026, compared to 1.40% and 14.56%, respectively, for the second quarter of 2025.

Net interest income was $155.6 million for the second quarter of 2026, compared to $148.1 million for the first quarter of 2026 and $131.7 million for the second quarter of 2025. The net interest margin in the second quarter of 2026 was 3.63% compared to 3.53% in the first quarter of 2026 and 3.10% in the second quarter of 2025. Loan yields were 6.23% during the second quarter of 2026 compared to 6.18% during the first quarter of 2026 and 6.37% during the second quarter of 2025. During the second quarter of 2026, we recovered $1.9 million in interest income from a large credit relationship that was previously on nonaccrual status. This recovery accounted for five basis points of the increase in loan yields from the first quarter of 2026. Investment yields were 3.81% during the second quarter of 2026 compared to 3.78% during the first quarter of 2026 and 3.37% during the second quarter of 2025. Average interest-bearing deposit rates were 2.80% during the second quarter of 2026, compared to 2.79% during the first quarter of 2026 and 3.33% during the second quarter of 2025. Average federal funds purchased rates were 3.74% during the second quarter of 2026, compared to 3.74% during the first quarter of 2026 and 4.49% during the second quarter of 2025.

Average loans for the second quarter of 2026 were $14.22 billion, an increase of $440.1 million, or 12.8% annualized, from average loans of $13.78 billion for the first quarter of 2026, and an increase of $1.21 billion, or 9.3%, from average loans of $13.01 billion for the second quarter of 2025. Ending total loans for the second quarter of 2026 were $14.48 billion, an increase of $532.6 million, or 15.3% annualized, from $13.95 billion for the first quarter of 2026, and an increase of $1.25 billion, or 9.4%, from $13.23 billion for the second quarter of 2025.

Average total deposits for the second quarter of 2026 were $14.32 billion, an increase of $191.8 million, or 5.4% annualized, from average total deposits of $14.13 billion for the first quarter of 2026, and an increase of $423.0 million, or 3.0%, from average total deposits of $13.90 billion for the second quarter of 2025. Ending total deposits for the second quarter of 2026 were $14.55 billion, an increase of $62.4 million, or 1.7% annualized, from $14.49 billion for the first quarter of 2026, and an increase of $686.4 million, or 5.0%, from $13.86 billion for the second quarter of 2025.

Nonperforming assets to total assets were 0.96% for the second quarter of 2026, compared to 1.00% for the first quarter of 2026 and 0.42% for the second quarter of 2025. The year-over-year increase was attributable to a large real-estate secured relationship. Annualized net charge-offs to average loans were 0.11% for the second quarter of 2026, compared to 0.25% for the first quarter of 2026 and 0.20% for the second quarter of 2025. The allowance for credit losses to total loans at June 30, 2026, March 31, 2026, and June 30, 2025, was 1.26%, 1.25%, and 1.28%, respectively. We recorded an $11.7 million provision for loan losses in the second quarter of 2026 compared to $10.6 million in the first quarter of 2026, and $11.4 million in the second quarter of 2025.

Non-interest income was $12.9 million for the second quarter of 2026 compared to $0.4 million in the second quarter of 2025, an increase of $12.5 million. Adjusted for $8.6 million of securities losses in the second quarter of 2025, this represented a $3.9 million, or 43.5% increase. Service charges on deposit accounts increased $667,000, or 25.0%, to $3.3 million for the second quarter of 2026 from $2.7 million in the second quarter of 2025, and were relatively flat on a linked quarter basis. We increased our service charge rates on many of our treasury management products in July of 2025. Mortgage banking revenue increased $898,000, or 67.9%, to $2.2 million for the second quarter of 2026 from $1.3 million in the second quarter of 2025, and increased $329,000, or 17.4%, on a linked quarter basis. The increase on a year-over-year basis was primarily due to an increase in loans sold into the secondary market. We also increased our per-loan administrative fee in the first quarter of 2026. Credit card income increased $373,000, or 17.6%, to $2.5 million for the second quarter of 2026 from $2.1 million in the second quarter of 2025, and increased $290,000, or 13.2%, on a linked quarter basis. Bank-owned life insurance (“BOLI”) income increased $2.0 million, or 94.4%, to $4.1 million for the second quarter of 2026 from $2.1 million in the second quarter of 2025, and increased $1.3 million, or 46.5%, on a linked quarter basis. The increases were primarily due to our purchases of $150.0 million of new contracts in the third quarter of 2025 and $25.0 million of new contracts in the second quarter of 2026. Additionally, we had a $1.0 million adjustment related to a correction of BOLI income in the fourth quarter of 2025. Other operating income decreased $37,000, or 5.0%, to $708,000 for the second quarter of 2026 from $745,000 in the second quarter of 2025, and increased $80,000, or 12.7%, on a linked quarter basis.

Non-interest expense increased $5.8 million, or 13.0%, to $50.0 million for the second quarter of 2026 from $44.2 million in the second quarter of 2025, and increased $2.6 million, or 5.4%, on a linked quarter basis. Salary and benefit expense increased $3.7 million, or 16.4%, to $26.3 million for the second quarter of 2026 from $22.6 million in the second quarter of 2025, and decreased $579,000, or 2.2%, on a linked quarter basis. The year-over-year increase was primarily due to the full impact of our Houston market expansion. The number of full-time equivalent employees (excluding temporary employees) increased by 22, or 3.4%, to 663 at June 30, 2026 compared to 641 at June 30, 2025, and increased by three from the end of the first quarter of 2026. Equipment and occupancy expense increased $440,000, or 12.5%, to $4.0 million for the second quarter of 2026 from $3.5 million in the second quarter of 2025, and increased $15,000, or 0.4%, on a linked quarter basis. Third party processing and other services expense decreased $43,000, or 0.5%, to $8.0 million for the second quarter of 2026 from $8.0 million in the second quarter of 2025, and increased $437,000, or 5.8%, on a linked quarter basis. Professional services expense increased $323,000, or 17.0%, to $2.2 million for the second quarter of 2026 from $1.9 million in the second quarter of 2025, and increased $284,000, or 14.6%, on a linked quarter basis. Other operating expenses increased $1.3 million, or 23.8%, to $6.7 million for the second quarter of 2026 from $5.4 million in the second quarter of 2025, and increased $2.4 million, or 54.2%, on a linked quarter basis. The efficiency ratio was 29.65% during the second quarter of 2026 compared to 33.46% during the second quarter of 2025 and 29.80% during the first quarter of 2026.

Our effective tax rate was 19.94% for the second quarter of 2026 compared to 19.82% for the second quarter of 2025, and 17.82% on a linked quarter basis. During the first quarter of 2026, we purchased Investment Tax Credits, which reduced our tax expense. We recognized a reduction in provision for income taxes resulting from excess tax benefits from the exercise and vesting of stock options and restricted stock during the second quarters of 2026 and 2025 of $36,000 and $234,000, respectively.

About ServisFirst Bancshares, Inc.

ServisFirst Bancshares, Inc. (the “Company”) is a bank holding company based in Birmingham, Alabama. Through its subsidiary ServisFirst Bank (the “Bank”), the Company provides business and personal financial services from locations in Alabama, Florida, Georgia, North and South Carolina, Tennessee, Texas and Virginia. Through the Bank, we originate commercial, consumer and other loans and accept deposits, provide electronic banking services, such as online and mobile banking, including remote deposit capture, deliver treasury and cash management services and provide correspondent banking services to other financial institutions.

ServisFirst Bancshares, Inc. files periodic reports with the U.S. Securities and Exchange Commission (“SEC”). Copies of its filings may be obtained through the SEC’s website at www.sec.gov or at www.servisfirstbancshares.com.

Statements in this press release that are not historical facts, including, but not limited to, statements concerning future operations, results or performance, are hereby identified as “forward-looking statements” for the purpose of the safe harbor provided by Section 21E of the Securities Exchange Act of 1934 (the “Exchange Act”) and Section 27A of the Securities Act of 1933, as amended (the “Securities Act”). The words “believe,” “expect,” “anticipate,” “project,” “plan,” “intend,” “will,” “could,” “would,” “might” and similar expressions often signify forward-looking statements. Such statements involve inherent risks and uncertainties. The Company cautions that such forward-looking statements, wherever they occur in this press release or in other statements attributable to the Company, are necessarily estimates reflecting the judgment of the Company’s senior management and involve risks and uncertainties that could cause actual results to differ materially from those suggested by the forward-looking statements. Such forward-looking statements should, therefore, be considered in light of various factors that could affect the accuracy of such forward-looking statements, including, but not limited to: general economic conditions, especially in the credit markets and in the Southeast; the impact of tariffs, trade wars and other conflicts on general economic conditions; the performance of the capital markets; changes in interest rates, yield curves and interest rate spread relationships; changes in accounting and tax principles, policies or guidelines; changes in legislation or regulatory requirements; changes as a result of our reclassification as a large financial institution by the Federal Deposit Insurance Corporation ("FDIC"); changes in our loan portfolio and the deposit base; possible changes in laws and regulations and governmental monetary and fiscal policies, including, but not limited to, Federal Reserve policies in connection with continued or re-emerging inflationary pressures and the ability of the U.S. Congress to increase the U.S. statutory debt limit as needed; computer hacking or cyber-attacks resulting in unauthorized access to confidential or proprietary information; substantial, unexpected or prolonged changes in the level or cost of liquidity; the cost and other effects of legal and administrative cases and similar contingencies; possible changes in the creditworthiness of customers and the possible impairment of the collectability of loans and the value of collateral; the effect of natural disasters, such as hurricanes and tornados, in our geographic markets; and increased competition from both banks and nonbank financial institutions. The foregoing list of factors is not exhaustive. For discussion of these and other risks that may cause actual results to differ from expectations, please refer to “Cautionary Note Regarding Forward-Looking Statements” and “Risk Factors” in our most recent Annual Report on Form 10-K, "Forward-Looking Statements" and "Risk Factors" in our subsequent Quarterly Reports on Form 10-Q and our other SEC filings. If one or more of the factors affecting our forward-looking information and statements proves incorrect, then our actual results, performance or achievements could differ materially from those expressed in, or implied by, forward-looking information and statements. Accordingly, you should not place undue reliance on any forward-looking statements, which speak only as of the date made. The Company assumes no obligation to update or revise any forward-looking statements that are made from time to time.

More information about ServisFirst Bancshares, Inc. may be obtained over the Internet at www.servisfirstbancshares.com or by calling (205) 949-0302.

SELECTED FINANCIAL HIGHLIGHTS (UNAUDITED)
(In thousands except share and per share data)
	2nd Quarter 2026	1st Quarter 2026	4th Quarter 2025	3rd Quarter 2025	2nd Quarter 2025
CONSOLIDATED STATEMENT OF INCOME
Interest income	$249,880	$241,480	$251,388	$251,308	$246,635
Interest expense	94,243	93,332	104,867	117,860	114,948
Net interest income	155,637	148,148	146,521	133,448	131,687
Provision for credit losses	11,412	10,637	7,922	9,463	11,296
Net interest income after provision for credit losses	144,225	137,511	138,599	123,985	120,391
Non-interest income	12,892	10,840	15,691	2,833	421
Non-interest expense	49,961	47,384	46,683	47,996	44,204
Income before income tax	107,156	100,967	107,607	78,822	76,608
Provision for income tax	21,363	17,996	21,223	13,251	15,184
Net income	85,793	82,971	86,384	65,571	61,424
Preferred stock dividends	31	-	31	-	31
Net income available to common stockholders	$85,762	$82,971	$86,353	$65,571	$61,393
Earnings per share - basic	$1.57	$1.52	$1.58	$1.20	$1.12
Earnings per share - diluted	$1.57	$1.52	$1.58	$1.20	$1.12
Average diluted shares outstanding	54,702,886	54,695,017	54,675,802	54,667,955	54,664,480

CONSOLIDATED BALANCE SHEET DATA
Total assets	$18,345,498	$18,171,287	$17,727,190	$17,584,199	$17,378,628
Loans	14,478,489	13,945,913	13,696,912	13,311,967	13,232,560
Debt securities	1,630,531	1,684,421	1,728,901	1,849,739	1,914,503
Non-interest-bearing demand deposits	2,995,402	2,836,622	2,684,272	2,598,895	2,632,058
Total deposits	14,548,730	14,486,364	14,219,034	14,106,922	13,862,319
Borrowings	34,750	34,750	34,750	64,750	64,747
Stockholders' equity	1,978,418	1,912,537	1,850,347	1,781,647	1,721,783

Shares outstanding	54,671,023	54,663,123	54,624,955	54,621,441	54,618,545
Book value per share	$36.19	$34.99	$33.87	$32.62	$31.52
Tangible book value per share (1)	$35.94	$34.74	$33.62	$32.37	$31.27

SELECTED FINANCIAL RATIOS (Annualized)
Net interest margin	3.63%	3.53%	3.38%	3.09%	3.10%
Return on average assets	1.91%	1.89%	1.91%	1.47%	1.40%
Return on average common stockholders' equity	17.71%	17.91%	18.93%	14.88%	14.56%
Efficiency ratio	29.65%	29.80%	28.78%	35.22%	33.46%
Non-interest expense to average earning assets	1.16%	1.13%	1.08%	1.11%	1.04%

CAPITAL RATIOS (2)
Common equity tier 1 capital to risk-weighted assets	11.83%	11.86%	11.65%	11.49%	11.38%
Tier 1 capital to risk-weighted assets	11.83%	11.87%	11.66%	11.50%	11.38%
Total capital to risk-weighted assets	13.09%	13.13%	12.93%	12.91%	12.81%
Tier 1 capital to average assets	10.93%	10.71%	10.26%	10.01%	9.78%
Tangible common equity to total tangible assets (1)	10.72%	10.46%	10.37%	10.06%	9.84%

(1) This press release contains certain non-GAAP financial measures. Please see “GAAP Reconciliation and Management Explanation of Non-GAAP Financial Measures.”
(2) Regulatory capital ratios for most recent period are preliminary.

GAAP Reconciliation and Management Explanation of Non-GAAP Financial Measures

This press release contains the non-GAAP financial measures of tangible common stockholders’ equity, total tangible assets, tangible book value per share and tangible common equity to total tangible assets, each of which excludes goodwill associated with our acquisition of Metro Bancshares, Inc. in January 2015. This press release also contains the non-GAAP financial measures of adjusted net income, adjusted net income available to common stockholders, adjusted diluted earnings per share, adjusted return on average assets, adjusted return on average common stockholders’ equity, adjusted efficiency ratio, adjusted net interest income, adjusted non-interest income, and adjusted non-interest expense.

We believe these non-GAAP financial measures provide useful information to management and investors that is supplementary to our financial condition, results of operations and cash flows computed in accordance with GAAP; however, we acknowledge that these non-GAAP financial measures have limitations. As such, you should not view these disclosures as a substitute for results determined in accordance with GAAP, and they are not necessarily comparable to non-GAAP financial measures that other companies, including those in our industry, use. The following reconciliation table provides a more detailed analysis of the non-GAAP financial measures as of and for the comparative periods presented in this press release. Dollars are in thousands, except share and per share data.

	At June 30, 2026	At March 31, 2026	At December 31, 2025	At September 30, 2025	At June 30, 2025
Book value per share - GAAP	$36.19	$34.99	$33.87	$32.62	$31.52
Total common stockholders' equity - GAAP	1,978,418	1,912,537	1,850,347	1,781,647	1,721,783
Adjustment for Goodwill	(13,615)	(13,615)	(13,615)	(13,615)	(13,615)
Tangible common stockholders' equity - non-GAAP	$1,964,803	$1,898,922	$1,836,732	$1,768,032	$1,708,168
Tangible book value per share - non-GAAP	$35.94	$34.74	$33.62	$32.37	$31.27

Stockholders' equity to total assets - GAAP	10.78%	10.53%	10.44%	10.13%	9.91%
Total assets - GAAP	$18,345,498	$18,171,287	$17,727,190	$17,584,199	$17,378,628
Adjustment for Goodwill	(13,615)	(13,615)	(13,615)	(13,615)	(13,615)
Total tangible assets - non-GAAP	$18,331,883	$18,157,672	$17,713,575	$17,570,584	$17,365,013
Tangible common equity to total tangible assets - non-GAAP	10.72%	10.46%	10.37%	10.06%	9.84%

	Three Months Ended June 30, 2026	Three Months Ended June 30, 2025	Six Months Ended June 30, 2026	Six Months Ended June 30, 2025

Net income - GAAP	$85,793	$61,424	$168,764	$124,648
Adjustments:
Legal matter accrual reversal	-	(2,276)	-	(2,276)
Loss on marketable securities	-	8,563	-	8,563
Tax on adjustments	-	(1,578)	-	(1,578)
Adjusted net income - non-GAAP	$85,793	$66,133	$168,764	$129,357

Net income available to common stockholders - GAAP	$85,762	$61,393	$168,733	$124,617
Adjustments:
Legal matter accrual reversal	-	(2,276)	-	(2,276)
Loss on marketable securities	-	8,563	-	8,563
Tax on adjustments	-	(1,578)	-	(1,578)
Adjusted net income available to common stockholders - non-GAAP	$85,762	$66,102	$168,733	$129,326

Diluted earnings per share - GAAP	$1.57	$1.12	$3.09	$2.28
Adjustments:
Legal matter accrual reversal	-	(0.04)	-	(0.05)
Loss on marketable securities	-	0.16	-	0.16
Tax on adjustments	-	(0.03)	-	(0.03)
Adjusted diluted earnings per share - non-GAAP	$1.57	$1.21	$3.09	$2.36

Net interest income, on a fully taxable-equivalent basis	$155,637	$131,777	$303,785	$255,394
Adjustments:
Legal matter accrual reversal	-	(2,276)	-	(2,276)
Tax on adjustments	-	571	-	571
Adjusted net interest income, on a fully taxable-equivalent basis	$155,637	$130,072	$303,785	$253,689

Return on average assets - GAAP	1.91%	1.40%	1.90%	1.42%
Net income available to common stockholders - GAAP	$85,762	$61,393	$168,733	$124,617
Adjustments:
Legal matter accrual reversal	-	(2,276)	-	(2,276)
Loss on marketable securities	-	8,563	-	8,563
Tax on adjustments	-	(1,578)	-	(1,578)
Adjusted net income available to common stockholders - non-GAAP	$85,762	$66,102	$168,733	$129,326
Average assets - GAAP	$18,013,805	$17,626,503	$17,746,068	$17,668,094
Adjusted return on average assets - non-GAAP	1.91%	1.50%	1.90%	1.48%

Return on average common stockholders' equity - GAAP	17.71%	14.56%	17.81%	15.08%
Net income available to common stockholders - GAAP	$85,762	$61,393	$168,733	$124,617
Adjustments:
Legal matter accrual reversal	-	(2,276)	-	(2,276)
Loss on marketable securities	-	8,563	-	8,563
Tax on adjustments	-	(1,578)	-	(1,578)
Adjusted net income available to common stockholders - non-GAAP	$85,762	$66,102	$168,733	$129,326
Average common stockholders' equity - GAAP	$1,942,571	$1,690,855	$1,910,751	$1,666,039
Adjusted return on average common stockholders' equity non-GAAP	17.71%	15.68%	17.81%	15.65%

Efficiency ratio	29.65%	33.46%	29.72%	34.22%
Net interest income - GAAP	$155,637	$131,687	$303,785	$255,240
Adjustments:
Legal matter accrual reversal	-	(2,276)	-	(2,276)
Adjusted net interest income - non-GAAP	$155,637	$129,411	$303,785	$252,964
Total non-interest income - GAAP	12,892	421	23,732	8,698
Adjustments:
Loss on marketable securities	-	8,563	-	8,563
Adjusted non-interest income - non-GAAP	$12,892	$8,984	$23,732	$17,261
Adjusted net interest income and non-interest income - non-GAAP	168,529	138,395	327,517	270,225
Non-interest expense - GAAP	$49,961	$44,204	$97,345	$90,311
Adjustments:
Adjusted non-interest expense - non-GAAP	$49,961	$44,204	$97,345	$90,311
Adjusted efficiency ratio - non-GAAP	29.65%	31.94%	29.72%	33.42%

CONSOLIDATED BALANCE SHEETS (UNAUDITED)
(Dollars in thousands)
	June 30, 2026	June 30, 2025	% Change
ASSETS
Cash and due from banks	$115,442	$140,659	(18)%
Interest-bearing balances due from depository institutions	1,089,592	1,236,485	(12)%
Federal funds sold and securities purchased with agreement to resell	251,439	333,760	(25)%
Cash and cash equivalents	1,456,473	1,710,904	(15)%
Available for sale debt securities, at fair value	995,051	1,227,851	(19)%
Held to maturity debt securities (fair value of $590,280 and $639,455, respectively)	635,480	686,652	(7)%
Restricted equity securities	12,475	12,156	3%
Mortgage loans held for sale	14,886	22,131	(33)%
Loans	14,478,489	13,232,560	9%
Less allowance for credit losses	(181,853)	(169,959)	7%
Loans, net	14,296,636	13,062,601	9%
Premises and equipment, net	63,648	59,993	6%
Goodwill	13,615	13,615	-%
Other assets	857,234	582,725	47%
Total assets	$18,345,498	$17,378,628	6%
LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities:
Deposits:
Non-interest-bearing demand	$2,995,402	$2,632,058	14%
Interest-bearing	11,553,328	11,230,261	3%
Total deposits	14,548,730	13,862,319	5%
Federal funds purchased	1,579,388	1,599,135	(1)%
Other borrowings	34,750	64,747	(46)%
Other liabilities	204,212	130,644	56%
Total liabilities	16,367,080	15,656,845	5%
Stockholders' equity:
Preferred stock, par value $0.001 per share; 1,000,000 authorized and undesignated at
June 30, 2026 and June 30, 2025	-	-	-%
Common stock, par value $0.001 per share; 200,000,000 shares authorized; 54,671,023 shares issued and outstanding at June 30, 2026, and 54,618,545
shares issued and outstanding at June 30, 2025	55	54	2%
Additional paid-in capital	239,317	236,716	1%
Retained earnings	1,741,070	1,500,767	16%
Accumulated other comprehensive loss	(2,524)	(16,254)	(84)%
Total stockholders' equity attributable to ServisFirst Bancshares, Inc.	1,977,918	1,721,283	15%
Noncontrolling interest	500	500	-%
Total stockholders' equity	1,978,418	1,721,783	15%
Total liabilities and stockholders' equity	$18,345,498	$17,378,628	6%

CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)
(In thousands except per share data)
	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Interest income:
Interest and fees on loans	$220,731	$206,521	$430,797	$403,457
Investment securities	15,827	16,567	31,926	32,596
Federal funds sold and securities purchased with agreement to resell	4,146	1,592	9,707	1,612
Other interest and dividends	9,176	21,955	18,930	50,066
Total interest income	249,880	246,635	491,360	487,731
Interest expense:
Deposits	79,440	93,488	157,725	188,233
Borrowed funds	14,803	21,460	29,850	44,258
Total interest expense	94,243	114,948	187,575	232,491
Net interest income	155,637	131,687	303,785	255,240
Provision for credit losses	11,412	11,296	22,049	17,926
Net interest income after provision for credit losses	144,225	120,391	281,736	237,314
Non-interest income:
Service charges on deposit accounts	3,338	2,671	6,634	5,229
Mortgage banking	2,221	1,323	4,113	1,936
Credit card income	2,492	2,119	4,694	4,087
Securities losses	-	(8,563)	-	(8,563)
Bank-owned life insurance income	4,133	2,126	6,955	4,263
Other operating income	708	745	1,336	1,746
Total non-interest income	12,892	421	23,732	8,698
Non-interest expenses:
Salaries and employee benefits	26,274	22,576	53,127	45,455
Equipment and occupancy expense	3,963	3,523	7,911	7,245
Third party processing and other services	7,962	8,005	15,487	15,743
Professional services	2,227	1,904	4,170	3,837
FDIC and other regulatory assessments	2,753	2,753	4,260	5,607
Other real estate owned expense	75	27	95	60
Other operating expenses	6,707	5,416	12,295	12,364
Total non-interest expenses	49,961	44,204	97,345	90,311
Income before income taxes	107,156	76,608	208,123	155,701
Provision for income taxes	21,363	15,184	39,359	31,053
Net income	85,793	61,424	168,764	124,648
Dividends on preferred stock	31	31	31	31
Net income available to common stockholders	$85,762	$61,393	$168,733	$124,617
Basic earnings per common share	$1.57	$1.12	$3.09	$2.28
Diluted earnings per common share	$1.57	$1.12	$3.09	$2.28

LOANS BY TYPE (UNAUDITED)
(In thousands)

	2nd Quarter 2026	1st Quarter 2026	4th Quarter 2025	3rd Quarter 2025	2nd Quarter 2025
Commercial, financial and agricultural	$3,252,437	$3,189,704	$3,146,736	$2,945,784	$2,966,191
Real estate - construction	1,564,504	1,531,042	1,457,628	1,532,285	1,735,405
Real estate - mortgage:
Owner-occupied commercial	2,781,375	2,718,512	2,739,823	2,680,055	2,557,711
1-4 family mortgage	1,685,723	1,695,140	1,671,713	1,625,296	1,561,461
Non-owner occupied commercial	5,123,635	4,739,642	4,603,389	4,448,710	4,338,697
Subtotal: Real estate - mortgage	9,590,733	9,153,294	9,014,925	8,754,061	8,457,869
Consumer	70,815	71,873	77,623	79,837	73,095
Total loans	$14,478,489	$13,945,913	$13,696,912	$13,311,967	$13,232,560

SUMMARY OF CREDIT LOSS EXPERIENCE (UNAUDITED)
(Dollars in thousands)
	2nd Quarter 2026	1st Quarter 2026	4th Quarter 2025	3rd Quarter 2025	2nd Quarter 2025
Allowance for credit losses:
Beginning balance	$173,905	$171,683	$170,235	$169,959	$165,034
Loans charged off:
Commercial, financial and agricultural	4,074	8,291	7,695	7,947	6,849
Real estate - construction	711	-	-	-	-
Real estate - mortgage	5	91	64	1,294	580
Consumer	79	171	465	109	73
Total charge offs	4,869	8,553	8,224	9,350	7,502
Recoveries:
Commercial, financial and agricultural	667	178	1,532	237	959
Real estate - construction	-	-	-	30	-
Real estate - mortgage	396	-	-	-	1
Consumer	59	35	10	21	58
Total recoveries	1,122	213	1,542	288	1,018
Net charge-offs	3,747	8,340	6,682	9,062	6,484
Provision for loan losses	11,695	10,562	8,130	9,338	11,409
Ending balance	$181,853	$173,905	$171,683	$170,235	$169,959

Allowance for credit losses to total loans	1.26%	1.25%	1.25%	1.28%	1.28%

Allowance for credit losses to total average loans	1.28%	1.26%	1.27%	1.29%	1.31%
Net charge-offs to total average loans	0.11%	0.25%	0.20%	0.27%	0.20%

Provision for credit losses to total average loans	0.33%	0.31%	0.24%	0.28%	0.35%
Nonperforming assets:
Nonaccrual loans	$169,711	$176,613	$168,351	$166,662	$68,619
Loans 90+ days past due and accruing	1,242	1,274	478	965	3,549
Other real estate owned and
repossessed assets	4,834	3,072	2,583	611	311
Total	$175,787	$180,959	$171,412	$168,238	$72,479

Nonperforming loans to total loans	1.18%	1.28%	1.23%	1.26%	0.55%
Nonperforming assets to total assets	0.96%	1.00%	0.97%	0.96%	0.42%
Nonperforming assets to earning assets	0.99%	1.05%	1.01%	1.00%	0.43%
Allowance for credit losses to nonaccrual loans	107.15%	98.47%	101.98%	102.14%	247.69%

CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)
(In thousands except per share data)
	2nd Quarter 2026	1st Quarter 2026	4th Quarter 2025	3rd Quarter 2025	2nd Quarter 2025
Interest income:
Interest and fees on loans	$220,731	$210,066	$214,252	$210,987	$206,521
Investment securities	15,827	16,099	17,204	17,343	16,567
Federal funds sold and securities purchased with agreement to resell	4,146	5,561	5,671	4,724	1,592
Other interest and dividends	9,176	9,754	14,261	18,254	21,955
Total interest income	249,880	241,480	251,388	251,308	246,635
Interest expense:
Deposits	79,440	78,285	86,920	98,735	93,488
Borrowed funds	14,803	15,047	17,947	19,125	21,460
Total interest expense	94,243	93,332	104,867	117,860	114,948
Net interest income	155,637	148,148	146,521	133,448	131,687
Provision for credit losses	11,412	10,637	7,922	9,463	11,296
Net interest income after provision for credit losses	144,225	137,511	138,599	123,985	120,391
Non-interest income:
Service charges on deposit accounts	3,338	3,296	3,339	3,316	2,671
Mortgage banking	2,221	1,892	1,664	1,864	1,323
Credit card income	2,492	2,202	1,835	2,405	2,119
Securities losses	-	-	-	(7,812)	(8,563)
Bank-owned life insurance income	4,133	2,822	8,149	2,405	2,126
Other operating income	708	628	704	655	745
Total non-interest income	12,892	10,840	15,691	2,833	421
Non-interest expenses:
Salaries and employee benefits	26,274	26,853	23,838	25,522	22,576
Equipment and occupancy expense	3,963	3,948	3,737	3,615	3,523
Third party processing and other services	7,962	7,525	7,779	8,095	8,005
Professional services	2,227	1,943	1,481	1,857	1,904
FDIC and other regulatory assessments	2,753	2,745	2,641	2,742	2,753
Other real estate owned expense	75	20	13	82	27
Other operating expenses	6,707	4,350	7,194	6,083	5,416
Total non-interest expenses	49,961	47,384	46,683	47,996	44,204
Income before income taxes	107,156	100,967	107,607	78,822	76,608
Provision for income taxes	21,363	17,996	21,223	13,251	15,184
Net income	85,793	82,971	86,384	65,571	61,424
Dividends on preferred stock	31	-	31	-	31
Net income available to common stockholders	$85,762	$82,971	$86,353	$65,571	$61,393
Basic earnings per common share	$1.57	$1.52	$1.58	$1.20	$1.12
Diluted earnings per common share	$1.57	$1.52	$1.58	$1.20	$1.12

AVERAGE BALANCE SHEETS AND NET INTEREST ANALYSIS (UNAUDITED)
ON A FULLY TAXABLE-EQUIVALENT BASIS
(Dollars in thousands)

	2nd Quarter 2026		1st Quarter 2026		4th Quarter 2025		3rd Quarter 2025		2nd Quarter 2025
	Average Balance	Yield / Rate	Average Balance	Yield / Rate	Average Balance	Yield / Rate	Average Balance	Yield / Rate	Average Balance	Yield / Rate
Assets:
Interest-earning assets:
Loans, net of unearned income (1)
Taxable	$14,198,439	6.18%	$13,751,447	6.18%	$13,474,271	6.30%	$13,175,297	6.34%	$12,979,759	6.37%
Tax-exempt (2)	26,082	37.03	32,976	5.82	30,670	5.52	30,478	5.47	30,346	5.51
Total loans, net of unearned
income	14,224,521	6.23	13,784,423	6.18	13,504,941	6.29	13,205,775	6.34	13,010,105	6.37
Mortgage loans held for sale	13,327	5.30	10,680	4.40	9,887	4.49	11,351	4.82	11,739	5.23
Debt securities:
Taxable	1,659,147	3.81	1,702,499	3.78	1,826,632	3.77	1,926,101	3.60	1,965,089	3.37
Tax-exempt (2)	444	5.41	444	5.41	444	5.41	444	5.41	492	4.88
Total securities (3)	1,659,591	3.81	1,702,943	3.78	1,827,076	3.77	1,926,545	3.60	1,965,581	3.37
Federal funds sold and securities
purchased with agreement to resell	372,645	4.46	501,377	4.50	469,148	4.79	365,733	5.12	124,303	5.14
Restricted equity securities	12,456	6.41	12,228	6.17	12,193	6.61	12,167	6.36	12,146	6.64
Interest-bearing balances with banks	964,808	3.73	1,041,026	3.73	1,393,155	4.00	1,608,118	4.45	1,952,479	4.47
Total interest-earning assets	$17,247,348	5.82%	$17,052,677	5.75%	$17,216,400	5.79%	$17,129,689	5.82%	$17,076,353	5.80%
Non-interest-earning assets:
Cash and due from banks	96,648		103,847		102,066		103,470		109,506
Net premises and equipment	63,303		61,253		61,009		60,614		59,944
Allowance for credit losses, accrued
interest and other assets	606,506		552,337		556,704		415,586		380,700
Total assets	$18,013,805		$17,770,114		$17,936,179		$17,709,359		$17,626,503

Interest-bearing liabilities:
Interest-bearing deposits:
Checking	$2,050,758	1.69%	$2,101,953	1.60%	$2,126,615	1.77%	$2,069,440	2.16%	$2,222,000	1.78%
Savings	112,077	1.41	110,843	1.42	106,551	1.52	103,668	1.66	101,506	1.63
Money market	7,956,884	3.03	7,812,168	3.01	7,816,487	3.23	7,965,115	3.67	7,616,747	3.67
Time deposits	1,274,496	3.26	1,373,023	3.42	1,392,749	3.80	1,344,257	3.97	1,321,404	4.09
Total interest-bearing deposits	11,394,215	2.80	11,397,987	2.79	11,442,402	3.01	11,482,480	3.41	11,261,657	3.33
Federal funds purchased	1,549,520	3.74	1,593,215	3.74	1,712,399	4.01	1,640,377	4.46	1,855,860	4.49
Other borrowings	34,750	4.02	34,750	4.05	59,207	4.21	64,761	4.21	64,750	4.26
Total interest-bearing liabilities	$12,978,485	2.91%	$13,025,952	2.91%	$13,214,008	3.15%	$13,187,618	3.55%	$13,182,267	3.50%
Non-interest-bearing liabilities:
Non-interest-bearing
checking	2,923,956		2,728,354		2,768,495		2,651,043		2,633,552
Other liabilities	168,793		137,231		143,680		122,873		119,829
Stockholders' equity	1,944,735		1,879,072		1,813,097		1,762,980		1,716,232
Accumulated other comprehensive
loss	(2,164)		(495)		(3,101)		(15,155)		(25,377)
Total liabilities and
stockholders' equity	$18,013,805		$17,770,114		$17,936,179		$17,709,359		$17,626,503
Net interest spread		2.91%		2.84%		2.64%		2.27%		2.30%
Net interest margin		3.63%		3.53%		3.38%		3.09%		3.10%

(1) Average loans include nonaccrual loans in all periods. Loan fees of $4,763, $5,186, $5,464, $6,103, and $4,430 are included in interest income in the second quarter of 2026, first quarter of 2026, fourth quarter of 2025, third quarter of 2025, and second quarter of 2025, respectively.
(2) Interest income and yields are presented on a fully taxable equivalent basis using a tax rate of 21%.
(3) Unrealized losses on debt securities of $(4,830), $(2,713), $(6,311), $(22,574), and $(36,381) for the second quarter of 2026, first quarter of 2026, fourth quarter of 2025, third quarter of 2025, and second quarter of 2025, respectively, are excluded from the yield calculation.

Contact: ServisFirst Bank
Davis Mange (205) 949-3420
dmange@servisfirstbank.com